As filed with the Securities and Exchange
                         Commission on November 7, 2000
                           Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                          PRO TECH COMMUNICATIONS, INC.
               (Exact name of Registrant as specified in Charter)

                 Florida                                59-3281593
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)                Identification No.)

                           3111 Industrial 25th Street
                            Ft. Pierce, Florida 34946
                                 (561) 464-5100
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                             1998 Stock Option Plan
                            (Full title of the Plan)

                          RICHARD HENNESSEY, PRESIDENT
                          PRO TECH COMMUNICATIONS, INC.
                           3111 INDUSTRIAL 25TH STREET
                            FT. PIERCE, FLORIDA 34946
                                 (561) 464-5100
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                  Copies of all communications and notices to:
                            WILLIAM P. O'NEILL, ESQ.
                              CROWELL & MORING LLP
                            1001 PENNSYLVANIA AVE, NW
                              WASHINGTON, DC 20004
                                 (202) 624-2500

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED
     TITLE OF                                  PROPOSED          MAXIMUM
    SECURITIES              AMOUNT             MAXIMUM          AGGREGATE        AMOUNT OF
       TO BE                TO BE           OFFERING PRICE      OFFERING       REGISTRATION
    REGISTERED          REGISTERED(1)         PER SHARE           PRICE             FEE
--------------------  -------------------  -----------------  --------------   --------------
   COMMON STOCK        1,500,000 SHARES       $0.750 (2)        $1,125,000       $   297

(1) This registration statement also covers such additional shares of common stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the registrant upon changes in capitalization, as provided in Section 9 of the 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the common stock as reported on the NASD OTC Bulletin Board on November 1, 2000. The fees noted above were paid by the registrant on November 2, 2000.

                     STATEMENT OF INCORPORATION BY REFERENCE

     A registration statement on Form S-8 (File No. 333-60541) was filed with the Securities and Exchange Commission on August 3, 1998 covering the registration of 500,000 shares initially authorized for issuance under the 1998 Stock Option Plan (the "1998 Plan"). Pursuant to Rule 429 of the Securities Act of 1933, as amended, and General Instruction E of Form S-8, this registration statement is being filed to register an additional 1,500,000 shares authorized under the 1998 Plan. This registration statement should also be considered a post-effective amendment to the prior registration statement. The contents of the prior registration statement are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

     The documents containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.


Item 2.    Registrant Information and Employee Plan Annual Information

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in this section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act, or additional information about the 1998 Plan and its administrators are available without charge by contacting:

                          Richard Hennessey, President
                             Pro Tech Communications
                           3111 Industrial 25th Street
                            Ft. Pierce, Florida 34946
                                 (561) 464-5100

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

     The following documents which have been filed previously with the Commission by Pro Tech Communications, Inc. (the "Company") (Commission File No. 98676448) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999 (filed on January 31, 2000, as amended April 12 and April 26, 2000) and the Company's Annual Meeting Notice and Proxy Statement dated June 20, 2000 (incorporated therein by reference).

(b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended January 31, 2000, April 30, 2000 and July 31, 2000 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year.

(c) The description of the Company's common stock, par value $0.001 per share, found in Item 8 of the Company's Registration Statement on Form 10-SB filed with the Commission on August 5, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed with the Commission subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.    Descriptions of Securities

     Not applicable.


Item 5.    Interests of Named Experts and Counsel

     Matters relating to the legality of the shares of common stock being offered hereby have been reviewed for the Company by its outside counsel, Crowell & Moring LLP, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.


Item 6.    Indemnification of Officers and Directors

     Article VI of the Registrant's Bylaws, as amended to the date of this registration statement, provides as follows:

Section 1. General. To the fullest extent permitted by law, this Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of this Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust (including, without limitation, an employee benefit trust) or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of this Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of this Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 2. Actions by or in the Right of this Corporation. To the fullest extent permitted by law, whenever indemnification is proper as determined below, this Corporation shall be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, paralegals' fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of this Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

Section 3. Obligation to Indemnify. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred by such person in connection therewith.

Section 4. Determination that Indemnification is Proper. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless made under the provisions of Section 3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by this Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or other proceeding to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or other proceeding.

Section 5. Evaluation and Authorization. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

Section 6. Prepayment of Expenses. Expenses (including attorneys' fees, paralegals' fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section 1 or
Section 2 of this Article VI may, in the discretion of the Board of Directors, be paid by this Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by this Corporation pursuant to this Article VI.

Section 7. Nonexclusivity and Limitations. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office with this Corporation, and shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that this Corporation has the power by law to indemnify, including, without limitation, employees and agents of this Corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited bylaw.

Section 8. Continuation of Indemnification Right. Unless expressly otherwise provided when authorized or ratified by this corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. For purposes of this Article VI, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or who is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not this Corporation would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.        Exhibits

     The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

        Exhibit No.                         Description of Exhibit

          4(a) Amended and Restated Articles of Incorporation of the Company as filed with the Department of State of the state of Florida on September 29, 2000 (incorporated by
                      reference   to  Exhibit   3(b)  of   Registrant's
                      Registration  Statement  on Form S-1 filed on
                      November 3, 2000).

          4(b) Bylaws of the Company (incorporated by reference to Exhibit 3(c) to the Company's Registration Statement on Form S-1 filed on November 3, 2000).

          4(c)        Amended and Restated 1998 Stock Option Plan.

          5 Opinion of Crowell & Moring LLP, outside counsel to the Company, as to the legality of the shares of common stock to which this registration statement relates.

         23(a)        Consent of Morgan, Jacoby, Thurn, Boyle & Associates, P.A.

         24           Powers of Attorney (see "Signatures").

Item 9.        Undertakings

     The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided,  however, that the undertakings set forth in paragraphs
               (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Pierce, State of Florida, on November 7, 2000.



                                    PRO TECH COMMUNICATIONS, INC.
                                    (Registrant)


Date:   November 7, 2000            By:     /s/ KEITH LARKIN
                                            ----------------------------------
                                            Keith Larkin
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            Treasurer

     Each of the undersigned hereby appoints Keith Larkin, Chairman of the Board, Chief Executive Officer, and Treasurer, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorney for the undersigned) any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                       (1)  Principal Executive Officer,
                                            Principal Financial Officer and
                                            Principal Accounting Officer


Date:   November 7, 2000                    /s/ KEITH LARKIN
                                            ---------------------------------
                                            Keith Larkin,
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            Treasurer




                                        (2) Board of Directors


Date:   November 7, 2000                    /s/ RICHARD HENNESSEY
                                            ----------------------------
                                            Richard Hennessey, President and
                                            Director


Date:   November 7, 2000                    /s/ MICHAEL J. PARRELLA
                                            ----------------------------
                                            Michael J. Parrella, Director



Date:   November 7, 2000                    /s/ CY E. HAMMOND
                                            -------------------------------
                                            Cy E. Hammond, Director



Date:   November 7, 2000                    /s/ IRENE LEBOVICS
                                            ---------------------------------
                                            Irene Lebovics, Director

                                  EXHIBIT INDEX

                                                                      Sequential
Exhibit No.                         Description                       Page No.

    4(a) Amended and Restated Articles of Incorporation of the Company as filed with the Department of State of the state of Florida on September 29, 2000 (incorporated by reference to Exhibit 3(b) of Registrant's Registration Statement on Form S-1 filed on November 3, 2000).

    4(b) Bylaws of the Company (incorporated by reference to Exhibit 3(c) of the Company's Registration
                 Statement on Form S-1 filed on November 3, 2000).

    4(c)         Amended and Restated 1998 Stock Option Plan.            12

    5            Opinion  of  Crowell  &  Moring  LLP,  outside          20
                 counsel to the Company, as to the legality of the shares of common stock to which this registration statement relates.

    23(a)        Consent  of  Morgan,  Jacoby,  Thurn,  Boyle  &          21
                 Associates, P.A.

    24           Powers of Attorney (see "Signatures").                    9